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                                                                EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated January 24, 2001 on the consolidated financial statements of Level 3 Communications, Inc. as of December 31, 2000 and 1999 and for the three years ended December 31, 2000, included in this Annual Report on Form 10-K into Level 3 Communications, Inc.'s previously filed Registration Statements on Forms S-3 (File Nos. 333-53914, 333-91899, 333-68887 and 333-71713) and on Forms S-8 (File
Nos. 333-79533, 333-42465, 333-68447, 333-58691 and 333-52697).


                                                    /s/ Arthur Andersen LLP

Denver, Colorado
 March 6, 2001